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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Church & Dwight Co., Inc.

2005

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

MEETING DATE

MAY 5, 2005

Church & Dwight Co., Inc. 469 North Harrison Street Princeton, New Jersey 08543-5297	Consumer and Specialty Products

CHURCH & DWIGHT CO., INC.

LOCATION OF THE MEETING HYATT REGENCY PRINCETON 102 Carnegie Center (Route 1 North) Princeton, New Jersey 08540-6293 USA 609-987-1234 www.princeton.hyatt.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 5, 2005.

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. (the “Company”) will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on Thursday, May 5, 2005 at 11:00 a.m., to consider and take action on the following:

1.	Election of five persons to serve as Directors for a term of three years.

2.	Approval of an Amendment of the Company’s Restated Certificate of Incorporation to increase the Company’s authorized Common Stock from 100 million shares to 150 million shares.

3.	Approval of the Company’s 2005 Employee Stock Purchase Plan.

4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm to audit the Company’s 2005 consolidated financial statements.

5.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 11, 2005 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

By Order of the Board of Directors,

SUSAN E. GOLDY
Vice President, General Counsel and Secretary

Princeton, New Jersey

April 1, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE BY SUBMITTING YOUR PROXY. YOU MAY VOTE YOUR PROXY THREE DIFFERENT WAYS: BY MAIL, INTERNET OR TELEPHONE. PLEASE REFER TO DETAILED INSTRUCTIONS INCLUDED WITH YOUR PROXY MATERIALS.

HYATT REGENCY PRINCETON

102 Carnegie Center

(Route 1 North)

Princeton, New Jersey

08540-6293 USA

609-987-1234

www.princeton.hyatt.com

From North

Take the New Jersey Turnpike South to Exit 9 (New Brunswick)

After the toll, stay right; take Route 18 North 1/2 mile.

From Route 18, take Route 1 South 18 miles. Exit Alexander Road East.

Proceed two traffic lights and turn right into Carnegie Center.

Take first right into hotel entrance.

From South

Take I-295 north to Exit 67A (Route 1 North-New Brunswick).

Proceed on Route 1 North 3 1/2 miles to Princeton area, exit right to Alexander Road East.

At traffic light make right onto Alexander Road East.

Proceed to next traffic light and make another right.

Hotel entrance is on right.

CHURCH & DWIGHT CO., INC.

469 North Harrison Street, Princeton, New Jersey 08543-5297

609-683-5900

PROXY STATEMENT

Proxies and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Church & Dwight Co., Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 5, 2005 (the “Annual Meeting”) and at any adjournment thereof. This Proxy Statement and enclosed form of Proxy are first being mailed to stockholders on or about April 1, 2005.

Each holder of record of the Company’s Common Stock at the close of business on March 11, 2005 is entitled to one vote per share. At the close of business on March 11, 2005, 63,390,017 shares of Company Common Stock were outstanding.

Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. Any proxy that is not revoked will be voted at the meeting. If no contrary instruction is indicated on the proxy, the persons named in the proxy will vote the shares FOR the election of the nominees described in this proxy statement, FOR the approval of the amendment to the Company’s Restated Certificate of Incorporation, FOR the approval of the Company’s 2005 Employee Stock Purchase Plan and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

The presence, in person or by proxy, of the holders of record of such number of shares of Company Common Stock as are entitled to cast a majority of the votes at the meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of Directors. The proposal to amend the Company’s Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting. Any other matters that may be acted upon at the Annual Meeting, will be determined by the affirmative vote of the holders of a majority of the votes of the shares of Common Stock represented in person or by proxy at the meeting. An abstention will have the same effect as a vote against and a broker “non-vote” generally has no effect on the voting of these matters. However, in connection with the proposal to amend our certificate of incorporation, both abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Solicitation of proxies is being made by management on behalf of the Board of Directors through the mail, in person, and by telephone by Company employees who will not be additionally compensated. All costs will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated not to exceed $5,500 plus out-of-pocket expenses. The Company will also reimburse brokerage houses and other nominees for forwarding proxy material to beneficial owners.

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides for the division of the Board of Directors into three classes, each class equal or as nearly equal in number as possible, with the Directors in each class serving for a term of three years. At the Annual Meeting, five Directors will be elected to serve until the 2008 annual meeting. Such Directors will serve until their successors are elected and qualified. All nominees are members of the present Board.

It is not anticipated that any of the nominees will become unavailable to serve as Directors for any reason, but if that should occur before the Annual Meeting, the persons named in the enclosed form of proxy reserve the right to substitute another of their choice as nominee in his/her place or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company’s Certificate of Incorporation and By-Laws. Information concerning the nominees and the continuing members of the Board of Directors is set out below:

Standing for Election for Term Expiring in 2008

JAMES R. CRAIGIE

Mr. Craigie, 51, was elected as President and Chief Executive Officer and a Director of the Company effective July 6, 2004. From December 1998 through September 2003 he was President and Chief Executive Officer and a member of the Board of Directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. Pursuant to two separate agreements, Spalding Sports Worldwide sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. in April 2003 and changed its name to Top-Flite Golf Co. (“Top-Flite”). In addition, Top-Flite negotiated an asset purchase agreement and bid procedures with Callaway Golf Company (“Callaway”) to facilitate an expedited auction process and sale of assets. Thereafter, in June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered the auction process. In early September 2003, the bankruptcy court approved Callaway’s purchase of Top-Flite’s assets, which was completed later in the month. During the period from 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods. Prior to entering private industry, he served 6 years as an officer in the U.S. Navy. He currently serves as a member of the Board of Directors of World Kitchens, Inc., a manufacturer of kitchen and household tools, and Graham Windham, an organization helping at-risk children and youth.

ROBERT A. DAVIES, III

Mr. Davies, 69, has been the Chairman of the Board since February 2001. He was Chief Executive Officer of the Company from 1995 until July 2004. From 1995 until 2001 he also served as the President of the Company. From January 1995 to September 1995, he was the President of the Company’s Arm & Hammer Division. Mr. Davies was also with the Company from 1969 to 1984 in various positions, including President and Chief Operating Officer from 1981 until 1984, during which time he also served on the Board of Directors. During the period from 1985 to 1990, he served as President and Chief Executive Officer and a member of the Board of Directors of California Home Brands, Inc. He currently serves as a member of the Board of Directors of Footstar, Inc., a footwear retailer.

ROSINA B. DIXON, M.D.

Dr. Dixon, 62, has been a consultant to the pharmaceutical industry since 1986. She is a Director of Cambrex Corporation, a life sciences company, and Enzon Pharmaceuticals, Inc., a biopharmaceutical company. She is also a Director of Daytop NJ, a residential substance abuse facility and a Trustee for Bonnie Brae, a residential treatment center for adolescent boys. She is on the Board of Advisors for Fairleigh Dickinson Silberman College. She became a Director of the Company in 1979 and currently serves on the Governance & Nominating and Executive Committees of the Board.

ROBERT D. LEBLANC

Mr. LeBlanc, 55, retired in March 2003 as President and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer, and as Executive Vice President and Director of Handy & Harman’s parent company, WHX Corporation. Prior to joining Handy & Harman in 1996, he was Executive Vice President of Elf Atochem North America, a specialty chemicals company. He is a Director of Opinion Research Corporation, a research consulting firm. He became a Director of the Company in 1998 and is the Chairperson of the Compensation & Organization Committee of the Board.

LIONEL L. NOWELL, III

Mr. Nowell, 50, has been Senior Vice President and Treasurer of PepsiCo, Inc., a global snack and beverage company, since July 2001. He also held the position of Executive Vice President and Chief Financial Officer of Pepsi Bottling Group from June 2000 to July 2001, and Senior Vice President and Controller of PepsiCo, Inc. from June 1999 to June 2000. Prior to 1999, Mr. Nowell held various positions with RJR Nabisco, Inc., Diageo PLC — the Pillsbury Company, the Pizza Hut Division of PepsiCo, Inc., Owens-Corning Fiberglass Corporation, and General Motors, Inc. He is a Director of American Electric Power Company, Inc., and Advisor, Fisher College of Business, The Ohio State University. He became a Director of the Company in December 2003 and is a member of the Audit Committee of the Board.

Continuing Directors

Current Term Expires in 2006

JOHN D. LEGGETT, III

Mr. Leggett, 63, is President of Sensor Instruments Co., Inc., a company he founded in 1985, which designs, manufactures and markets environmental sensing instrumentation. He is a Trustee of National Captioning Institute, a non-profit corporation which provides captioning, subtitling and other media access services. He has been a Director of the Company since 1979 and currently is a member of the Compensation & Organization and Executive Committees of the Board.

JOHN F. MAYPOLE

Mr. Maypole, 65, has been Managing Partner, Peach State Real Estate Holding Company, a family investment partnership, since 1984. He is a member of the Board of Directors of Knoll, Inc., a global office furnishings company and MassMutual Financial Group, a financial services organization. Mr. Maypole is a Trustee of National Captioning Institute, Inc., a non-profit corporation which provides captioning, subtitling and other media access services. He became a Director of the Company in January 1999 and is the Chairperson of the Governance & Nominating Committee of the Board.

ROBERT A. MCCABE

Mr. McCabe, 70, is Chairman of Pilot Capital Corporation, a company he founded in 1987, and which is engaged in equity financing for private and public companies. He is a member of the Board of Directors of the Atlantic Bank of New York and Thermo Electron Corporation, a manufacturer of analytical instruments. He is a member of the Board of Directors of the Whitehead Institute for Biomedical Research and a Trustee of American School of Classical Studies at Athens, the Thera Foundation and Athens College. He has been a Director of the Company since 1987 and is a member of the Audit Committee of the Board.

BURTON B. STANIAR

Mr. Staniar, 63, has been Chairman of Knoll, Inc., a global office furnishings company, since December 1993. Prior to joining Knoll, he was Chairman of Westinghouse Broadcasting Co., a diversified media company. He was Director of Marketing for the Company in the mid 1970’s. He is a member of the Board of Directors of Journal Register Co., a publisher of newspapers. He has been a Director of the Company since 1999 and is a member of the Governance & Nominating Committee of the Board.

Current Term Expires in 2007

T. ROSIE ALBRIGHT

Ms. Albright, 58, retired in September 2001 as President, Carter Products Division, Carter - Wallace, Inc., where she was employed since December 1995. From November 1993 to November 1995, she served as General Manager and Executive Vice President, Revlon Beauty Care Division and Executive Vice President, Almay Cosmetics Division of Revlon, Inc. From September 2001 to May 2004 she was an advisor to the Armkel, LLC Board of Directors. She is a Director of UIL Holdings Corporation, a holding company for utility and non-utility companies, and Imagistics International, Inc., an office imaging and document solutions company. She became a member of the Board of the Company in 2004 and currently serves on the Governance & Nominating Committee of the Board.

ROBERT H. BEEBY

Mr. Beeby, 73, retired in 1991 as President and Chief Executive Officer of Frito-Lay, Inc., the nation’s largest manufacturer of snack food, where he served since 1989. From 1984 to 1988 he served as President and Chief Executive Officer of Pepsi-Cola International. He has been a member of the Board since May 1992 and is a member of the Governance & Nominating Committee of the Board.

J. RICHARD LEAMAN, JR.

Mr. Leaman, 70, retired in 1995 as President and Chief Executive Officer of S.D. Warren Company, a producer of coated printing and publishing papers. From 1991 through 1994, he was Vice Chairman of Scott Paper Company. He is on the Board of Directors of The Pep Boys – Manny, Moe & Jack, an auto parts supplier, and Stonebridge Financial Corporation, a financial holding company. He also serves as Chairman of the Board of Elwyn, Inc., a non-profit human services organization. He has been a Director of the Company since 1985, serves as Chairperson of the Audit Committee of the Board and is a member of the Executive Committee of the Board.

DWIGHT C. MINTON

Mr. Minton, 70, is Chairman Emeritus of the Board. After serving 26 years as Chief Executive Officer, he retired in 1995, serving as non-executive Chairman of the Board until February 2001, when he was elected Chairman Emeritus of the Board. He currently serves as Trustee and Treasurer of the National Parks Conservation Association and Trustee of Morehouse College. Mr. Minton is a Director of Crane Co., a manufacturer of aerospace and electronics products. He has been a Director of the Company since 1965.

JOHN O. WHITNEY

Mr. Whitney, 76, is a Professor Emeritus of Management Practice at Columbia Business School. He is a Director of Turner Corporation, a general building and construction management firm. He also serves as Advisory Director of Newsbank, a worldwide information provider. He became a member of the Board in 1992 and currently serves on the Compensation & Organization Committee of the Board. He is the designated independent presiding Director (the “Lead Director”) of the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

The Company’s corporate governance guidelines, including guidelines for the determination of Director independence, the responsibilities and duties of the Board of Directors, Director access to management and independent advisors, Director compensation, the Committees of the Board and other matters relating to the Company’s corporate governance, are available on the Investors page of the Company’s website, www.churchdwight.com. Also available on the Investors page are other corporate governance documents, including the Code of Conduct and the charters of the Compensation & Organization Committee, Audit Committee and Governance & Nominating Committee.

You may also request a copy of these documents at no cost by writing or telephoning the Company at:

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, NJ 08543

Attention: Secretary

Telephone: 609-683-5900

Our website is not part of this Proxy Statement; references to our website address in this proxy statement are intended to be inactive textual references only.

Board Independence

The Board has affirmatively determined that each of T. Rosie Albright, Robert H. Beeby, Rosina B. Dixon, J. Richard Leaman, Jr., Robert D. LeBlanc, John D. Leggett, III, John F. Maypole, Lionel L. Nowell, III, Robert A. McCabe, Burton B. Staniar and John O. Whitney are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards.

The Board has further determined that each of the members of the Audit Committee, Compensation & Organization Committee and Governance & Nominating Committee are independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee meet the additional independence requirements of the NYSE applicable to Audit Committee members.

To assist the Board in making determinations of independence, the Board has adopted categorical standards. Under these standards, none of the following relationships disqualify any Director or nominee from being considered “independent”:

•	A Director’s or a Director’s immediate family member’s ownership of 5% or less of the equity of an organization that has a relationship with the Company;

•

A Director’s service as an executive officer of or employment by, or a Director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from the Company for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues, or

•

A Director’s service as an executive officer of a charitable organization that received annual contributions from the Company that have not exceeded the greater of $1 million or 2% of the charitable organization’s annual gross revenues.

All independent Directors satisfied these categorical standards.

Executive Sessions Of Non-Management Directors

Periodically, the Board meets in executive sessions without members of the Company’s management present. The Lead Director of the Board is responsible for chairing the executive sessions of the Board. Mr. Whitney currently is the Lead Director. Stockholders may communicate with non-management members of the Board by writing to the following address: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary. Such correspondence will be logged in and forwarded to the Lead Director of the Board.

Board of Directors Meetings and Board Committees

During 2004, there were eight meetings of the Board of Directors. There are four standing Committees of the Board: the Audit Committee, the Compensation & Organization Committee, the Governance & Nominating Committee and the Executive Committee, each described below. Each Director attended at least 85% of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of the Board on which such Director served. All Directors are expected to attend the Annual Meeting absent exceptional circumstances. Last year, eleven of the twelve Directors attended the annual meeting.

Audit Committee. The Members of the Audit Committee are J. Richard Leaman, Jr. (Chairperson), Robert A. McCabe and Lionel L. Nowell, III. During 2004, the Audit Committee met 12 times. The Audit Committee has sole authority to engage, retain and dismiss the independent registered public accounting firm and reviews and approves in advance the performance of all audit and lawfully permitted non-audit services, subject, in the case of non-audit services, to the pre-approval policy discussed below. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in the Company’s filings with the Securities and Exchange Commission; discusses with management, the internal auditors and the independent registered public accounting firm the Company’s risk management policies and major risk exposures; and oversees the internal audit function. In addition, the Audit Committee oversees the Company’s internal controls and reviews periodically policies and procedures regarding business conduct and ethics.

The Audit Committee has established a policy regarding the approval of audit and non-audit services provided by the independent registered public accounting firm. Specifically, the Committee pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm for specific types of services within the following categories: audit services, audit related services, tax services and other fees. The Committee also sets annual baskets for the amount of certain other such immaterial services which the Company would obtain from the independent registered public accounting firm and requires management to report on the specific engagements to the Committee on a periodic basis and to request any increased spending beyond the basket amounts.

The Board has determined that Mr. Nowell is an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

You may contact the Audit Committee to report complaints about the Company’s accounting, internal accounting controls or auditing matters by writing to the following address:

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, NJ 08543

Attention: Secretary

Compensation & Organization Committee. The members of the Compensation & Organization Committee are Robert D. LeBlanc (Chairperson), John D. Leggett, III, and John O. Whitney. The Compensation & Organization Committee met nine times during 2004. All of the members of the

Committee are non-employee Directors and are ineligible to participate in any plans or programs that are administered by the Committee. The Committee (i) oversees the design of the Company’s executive compensation programs; (ii) administers the Company’s incentive plans and stock option plans; (iii) reviews and recommends for approval by the Board the compensation of the Chief Executive Officer and other Executive Officers, and (iv) reviews and approves corporate goals and objectives as they relate to Chief Executive Officer and other Executive Officer compensation.

Governance & Nominating Committee. The members of the Governance & Nominating Committee are John F. Maypole (Chairperson), T. Rosie Albright, Robert H. Beeby, Rosina B. Dixon and Burton B. Staniar. The Governance & Nominating Committee met seven times during 2004. The Committee (i) establishes criteria for the selection of candidates to serve on the Board, (ii) reviews and evaluates Director candidates and makes recommendations to the Board concerning nominees for election as Board members, (iii) considers questions of Board independence, (iv) makes recommendations to the Board concerning Executive Officer succession, (v) oversees Board and Committee evaluations and (vi) makes recommendations to the Board regarding corporate governance matters.

The Governance & Nominating Committee recommends to the Board candidates for nomination to the Board of Directors. The Committee seeks Director candidates based upon a number of qualifications, including a candidate’s independence, integrity, education, accountability, business judgment, business experience, accounting and financial expertise, diversity of experience, acumen, reputation, civic and community relationships, high performance standards and ability to act on behalf of stockholders. The Committee considers and recommends candidates to the Board so that the Board collectively possesses a broad range of skills and experience that can be of assistance in the operation of the Company’s business. The Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of Director candidates. In addition, the Committee will consider recommendations for Director candidates from stockholders and Directors. Stockholder suggestions for nominees for Director should be submitted in writing to the Company at 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary. Stockholder submissions should include the name and qualifications of the candidate and any supporting material that may be helpful and must be received by the Company no later than December 1, 2005 for consideration of the candidate at the Company’s annual meeting in 2006. In addition to the attributes set forth above, other qualities and skills required by the Committee for Directors are set forth in the Company’s Corporate Governance Guidelines. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

T. Rosie Albright was recommended for election to the Board of Directors by the Chairman of the Board.

Executive Committee. The Executive Committee is comprised of Robert A. Davies, III, Rosina B. Dixon, J. Richard Leaman, Jr. and John D. Leggett, III. The Executive Committee exercises the authority of the Board of Directors, except as specifically reserved by Delaware law to the Board or as the Board otherwise provides.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all employees. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in periodic reports required to be filed by the Company; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The policy is available on the Investors page of the Company’s website at www.churchdwight.com. The Company intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct by making disclosures concerning such matters available on the Investors page of the Company’s website.

Compensation of Directors

Directors’ Fees. With the exception of the Lead Director, Directors who were not employees of the Company earned an annual retainer of $30,000 in 2004. The Lead Director earned an annual retainer of $40,000 in 2004. In addition, non-employee Directors earned $1,000 for each Board meeting attended. The Chairpersons of the Audit Committee, the Compensation & Organization Committee and the Governance & Nominating Committee each earned an additional $2,000 for each Committee meeting attended, and all other non-employee Directors earned an additional $1,000 for each Committee meeting attended. For 2005, the annual retainer for Directors other than the Lead Director will be $35,000, the Lead Director’s retainer will be $45,000, the Board meeting fees will be $2,000, Committee meeting fees will be $2,000 and the Committee Chairpersons will receive $3,500 for each Committee meeting attended. All fees payable to Directors are applied towards either the Deferred Compensation Plan for Directors or the Compensation Plan for Directors, as described below.

Deferred Compensation Plan for Directors. Compensation earned by each Director may be deferred, at the discretion of such Director, under the Deferred Compensation Plan for Directors until such time as the Director ceases to be a Director for any reason. Compensation deferred in this manner is recorded in a ledger account and is deemed to be invested in Company Common Stock for purposes of determining earnings and losses in such account, although actual shares of Company Common Stock are not held in such account. Some Directors have elected to defer compensation under the Deferred Compensation Plan, and as of December 31, 2004, the number of notional shares represented by amounts held in their Deferred Compensation Plan ledger accounts are set forth in the table captioned “Amount and Nature of Beneficial Ownership” on page 11.

Compensation Plan for Directors. Those Directors not electing to defer their compensation are paid pursuant to the provisions of the Compensation Plan for Directors (the “Plan”) which was adopted by the Board on December 13, 1995, approved by the stockholders at the annual meeting of stockholders held on May 9, 1996 and became effective January 1, 1996 and was amended and restated effective January 1, 2005.

The Plan provides for the payment of Director’s compensation quarterly, in the form of Company Common Stock. In determining the number of shares a Director is entitled to receive in a quarter, the Company adds the dollar amount of one-quarter of the Director’s annual retainer to the Director’s Board and Committee meeting fees earned for the quarter (collectively, the “Total Quarterly Fee”). The Total Quarterly Fee is divided by the price of a share of Common Stock as reported on the New York Stock Exchange on the last trading day of such calendar quarter; provided, however, that in the case of the fourth calendar quarter, the first trading day following the Board’s regularly-scheduled meeting in December is used. For the purpose of this calculation, fractional shares are counted as whole shares. For example, assume that the fees for a Director are $35,000 for the annual retainer and $2,000 for each meeting attended, and there was one meeting attended in the first calendar quarter. The quarterly compensation for such quarter would be $10,750. If the closing price of Common Stock on the last trading day in March is $36.00 per share, and the Director has elected to receive 100% in Company Common Stock, then the Director would receive 298.6 shares, rounded to 299 shares.

Stock Option Plan for Directors. Under the Stock Option Plan for Directors, stock options are granted to all non-employee Directors of the Company to purchase shares of Company Common Stock (the “Stock”) at the fair market value on the date of grant. All shares underlying the stock options vest three years from the grant date. The maximum term during which these stock options may be exercised is ten years.

Participating Directors are granted an option to purchase 5,000 shares of Stock each year on the date of the Company’s annual meeting of stockholders. Newly elected Directors also are granted an initial option to purchase 5,000 shares of Stock on the date of their election.

EXECUTIVE OFFICERS OF THE COMPANY

Listed below are the names, ages and positions held with the Company (as of March 11, 2005) by each Executive Officer.

Name	Age	Position
Robert A. Davies, III	69	Chairman of the Board
James R. Craigie	51	President and Chief Executive Officer
Mark G. Conish	52	Vice President, Global Operations
Steven P. Cugine	42	Vice President, President Household Products Division
Zvi Eiref	66	Vice President Finance and Chief Financial Officer
Susan E. Goldy	50	Vice President, General Counsel and Secretary
Adrian J. Huns	56	Vice President, President International Consumer Products
Dennis M. Moore	54	Vice President, Human Resources
Joseph A. Sipia, Jr.	56	Vice President, President and Chief Operating Officer Specialty Products Division
Louis H. Tursi	44	Vice President, Domestic Consumer Sales
Gary P. Halker	54	Vice President, Finance and Treasurer

Except for Mr. Halker, all Executive Officers serve at the discretion of the Board of Directors.

Mr. Davies has been the Chairman of the Board of the Company since February 2001. From 1995 until July 2004, he was Chief Executive Officer of the Company. From 1995 until 2001, he also served as the President of the Company. From January 1995 to September 1995 he was the President of the Company’s Arm & Hammer Division. Mr. Davies was also with the Company from 1969 to 1984, serving in various positions, including President and Chief Operating Officer from 1981 until 1984, during which time he also served on the Board of Directors. From 1985 to 1990, he served as President, Chief Executive Officer and a member of the Board of Directors of California Home Brands, Inc. He currently serves as a member of the Board of Directors of Footstar, Inc, a footwear retailer.

Mr. Craigie has been President, Chief Executive Officer and a Director of the Company since July 2004. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the Board of Directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. Pursuant to two separate agreements, Spalding Sports Worldwide sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. in April 2003 and changed its name to Top-Flite Golf Co. (“Top-Flite”). In addition, Top-Flite negotiated an asset purchase agreement and bid procedures with Callaway Golf Company (“Callaway”) to facilitate an expedited auction process and sale of assets. Thereafter, in June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered the auction process. In early September 2003, the bankruptcy court approved Callaway’s purchase of Top-Flite’s assets, which was completed later in the month. During the period from 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods. Prior to entering private industry, he served 6 years as an officer in the U.S. Navy. He currently serves as a member of the Board of Directors of World Kitchens, Inc., a manufacturer of kitchen and household tools, and Graham Windham, an organization helping at-risk children and youth.

Mr. Conish has been the Company’s Vice President, Global Operations since December 2004. From July 1999 until December 2004, he was Vice President, Operations. From 1994 until July 1999, he was Vice President, Manufacturing and Distribution. Mr. Conish has been employed by the Company in various positions since 1975.

Mr. Cugine has been the Company’s Vice President, President of Household Products Division, since July 2004. From December 1999 until July 2004 he was Vice President, Human Resources. During that time he also served as Acting President of Household Products Division from August 2002 until July 2004 and as Acting President of the Specialty Products Division from October 2000 to February 2002. From 1988 to December 1999, Mr. Cugine served in several capacities with FMC Corporation, most recently as Director of Human Resources for the Alkali, Peroxide and Oxidant Chemical Divisions.

Mr. Eiref has been Vice President Finance and Chief Financial Officer of the Company since 1995. He previously served in that capacity from 1979 to 1988. From 1988 to 1995 Mr. Eiref was employed by Chanel, Inc. as Senior Vice President, Finance.

Ms. Goldy has been Vice President, General Counsel and Secretary of the Company since June 2003. Prior to joining the Company, Ms. Goldy acted as Associate General Counsel for ARAMARK Corporation from April 2002 to May 2003, and was Senior Vice President and General Counsel of Delco Remy International, Inc. from February 1997 through March 2002. Prior to February 1997, she was a partner at the law firm of Dechert LLP.

Mr. Huns has been the Company’s Vice President, President, International Consumer Products since the merger of Armkel, LLC into the Company on May 28, 2004. From October 2001 until the merger, he served as President, International Operations of Armkel. From May 1996 until October 2001, Mr. Huns served as President, International Division and Corporate Vice President for Carter-Wallace Inc. Prior to May 1996, he was Managing Director of the Carter-Wallace subsidiary operation in the United Kingdom for 6 years. Mr. Huns worked in Belgium for the Medgenix Group from 1988 to 1989 and served as Director of Marketing for the international branded health care operations of the Boots Company in England from 1978 to 1988.

Mr. Moore has been Vice President, Human Resources of the Company since July 2004. He also served in that capacity from the time he joined the Company in 1980 until 1984. From June 2000 until July 2004, he was Vice President, Consumer Sales. From February 2000 until June 2000, Mr. Moore was Vice President, Arm & Hammer Division Sales. Mr. Moore also served the Company as Vice President/General Manager, International Operations/Business Development from October 1997 until February 2000. Mr. Moore has been employed by the Company in various positions since 1980.

Mr. Sipia has been Vice President, President and Chief Operating Officer of the Company’s Specialty Products Division since February 2002. From 1977 through January 2002, he was with FMC Corporation, most recently as the General Manager of its Alkali Chemical business. He also served FMC as General Manager of its Hydrogen Peroxide business and held senior positions in Global Business Management, Marketing and Operations in FMC’s Agricultural Products business.

Mr. Tursi has been the Company’s Vice President, Domestic Consumer Sales since July 2004. Prior to joining the Company, Mr. Tursi served as Vice President of Sales, Marketing and Customer Service of Spalding Sports Worldwide and its successor, Top- Flite Golf Co. from 1999 to 2004. From 1998 to May 1999, he served as Vice President of Sales for Vlasic Foods International. As described above in Mr. Craigie’s biography, Top-Flite sold its assets in September 2003 pursuant to an agreement with Callaway Golf Company and a bankruptcy court administrative auction process following Top-Flite’s filing for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware in July 2003.

Mr. Halker has been the Company’s Vice President, Finance and Treasurer since January 2003 and serves as the Company’s Chief Accounting Officer. From 1995 until January 2003 he was Vice President, Controller and Chief Information Officer. Mr. Halker has been employed by the Company in various positions since 1977.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning ownership of Company Common Stock as of March 11, 2005 (unless otherwise noted) by (a) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of the Company’s Common Stock, (b) each Director and each nominee for election as a Director of the Company, (c) each Executive Officer of the Company named in the Summary Compensation Table under “Executive Compensation,” and (d) all Directors and Executive Officers of the Company as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name.

	Amount and Nature of Beneficial Ownership (1)			Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)		Percent of Class
Neuberger Berman, Inc.	8,841,744	(4)	13.99	—
T. Rosie Albright	—		—	385
Robert H. Beeby	76,286	(5)	*	—
James R. Craigie	3,789	(6)	*	7,246
Robert A. Davies, III	292,215		*	—
Rosina B. Dixon	121,635	(7)	*	52,230
J. Richard Leaman, Jr.	75,600		*	18,505
Robert D. LeBlanc	49,703	(8)	*	—
John D. Leggett, III	1,156,486	(9)	1.82	9,264
John F. Maypole	36,000		*	14,181
Robert A. McCabe	77,730	(10)	*	17,289
Dwight C. Minton	283,463	(11)	*	3,731
Lionel L. Nowell, III	2,126		*	—
Burton B. Staniar	27,000		*	14,116
John O. Whitney	45,658		*	16,348
Bradley A. Casper	41,058	(12)	*	—
Zvi Eiref	620,955	(13)	*	32,419
Adrian J. Huns	265	(14)	*	—
Joseph A. Sipia, Jr.	41,890	(15)	*	—
All Executive Officers and Directors as a Group (23 Persons)	3,195,076	(16)	4.99	196,810

*	Less than 1%

(1)

Applicable percentage of ownership is based solely on 63,390,017 shares of Common Stock outstanding as of March 11, 2005. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 11, 2005 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares listed in the “Shares” column do not include notional shares in Company Common Stock credited to the account of Directors in the Deferred Compensation Plan for Directors and credited to the account of Executive Officers in the Deferred Compensation Plan for Officers. Notional shares do not represent actual shares, but represent cash interests equivalent in value to the fair market value of shares of Company Stock; gains or losses in the cash interests are based upon gains or losses in the fair market value of Company Common Stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Notional shares are not entitled to vote at the Annual Meeting.

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 11, 2005, as follows: Mr. Beeby, 42,000 shares, Mr. Davies, 219,039 shares, Dr. Dixon, 39,000 shares, Mr. Leaman, 39,000 shares, Mr. LeBlanc, 24,000 shares, Mr. Leggett, 39,000 shares, Mr. Maypole, 24,000 shares, Mr. McCabe, 42,000 shares, Mr. Staniar, 18,000 shares, Mr. Whitney, 36,000 shares, Mr. Casper, 35,646 shares, Mr. Eiref, 286,450 shares, and Mr. Sipia, 37,500 shares.

(4)

Neuberger Berman, Inc. has provided the following information to the Company as of December 31, 2004. Neuberger Berman, Inc. has sole voting power over 135,900 shares, shared voting power over 6,810,950 shares and shared investment power over 8,841,744 shares. With respect to the 6,810,950 shares over which Neuberger Berman, Inc. has shared voting power, Neuberger Berman, LLC and Neuberger Berman Management Inc. also are deemed to be beneficial owners of these shares since they both have shared investment power. Neuberger Berman, Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Of the 6,810,950 shares over which Neuberger Berman, Inc. has shared voting power, 6,697,850 shares are beneficially owned by Neuberger Berman Genesis Fund Portfolio. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio. The 1,894,894 share difference in voting and investment power is a result of clients’ accounts over which Neuberger Berman, Inc. has shared investment power but no voting power. The address for Neuberger Berman, Inc. is 605 Third Avenue, New York, New York 10158-3698.

(5)	Includes 9,000 shares owned by Mr. Beeby’s wife.

(6)	Includes Mr. Craigie’s interest in 478 shares under the Church & Dwight Co., Inc. Profit Sharing Plan.

(7)	Includes 13,500 shares held by a trust for which Dr. Dixon serves as co-trustee. Dr. Dixon holds shared voting power over such shares.

(8)	Includes 825 shares held by Mr. LeBlanc’s wife and 3,000 shares held by Mr. LeBlanc’s children.

(9)	Includes 683,800 shares held by two trusts of which Mr. Leggett serves as co-trustee.

(10)	Includes 3,750 shares owned by Mr. McCabe’s wife.

(11)	Includes 120,000 shares owned by Mr. Minton’s wife.

(12)	Includes Mr. Casper’s interest in 544 shares under the Church & Dwight Co., Inc. Profit Sharing Plan.

(13)	Includes Mr. Eiref’s interest in 16,967 shares under the Church & Dwight Co., Inc. Profit Sharing Plan and 6,354 shares under the Church & Dwight Co., Inc. Employee Stock Purchase Plan.

(14)	Includes Mr. Huns’ interest in 265 shares under the Church & Dwight Co., Inc. Profit Sharing Plan.

(15)	Includes Mr. Sipia’s interest in 574 shares under the Church & Dwight Co., Inc. Profit Sharing Plan and 1,876 shares under the Church & Dwight Co., Inc. Employee Stock Purchase Plan.

(16)	Includes interests of Executive Officers in 47,312 shares under the Church & Dwight Co., Inc. Profit Sharing Plan and 8,746 shares under the Church & Dwight Co., Inc. Employee Stock Purchase Plan.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

Role of the Compensation Committee

As outlined in the Compensation Committee (the “Committee”) charter, among other responsibilities the Committee administers the Company’s executive compensation program. In this regard, it is the Committee’s role to oversee the Company’s compensation plans and policies, annually review and approve and recommend to the Board all Executive Officers’ compensation decisions, and administer the Company’s Stock Option Plans. The Committee membership is determined by the Board and is composed entirely of independent Directors. The Committee meets at scheduled times during the year, and the Committee Chairperson reports on Committee actions and recommendations at Board meetings. All compensation actions for the CEO must be approved by a majority of the independent directors of the Board. The Human Resources department at the Company supports the Committee’s work, and in some cases acts pursuant to delegated authority to administer the Company’s compensation programs. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. In 2003 and 2004 the Committee directly engaged outside consulting firms to assist in its review of compensation for Executive Officers.

Compensation Philosophy

To achieve its performance objectives, the Company believes it must attract, motivate and retain qualified people with appropriate talents, skills and abilities. Accordingly, the Committee has established a compensation program that is competitive in the markets in which the Company competes for management talent.

It is the philosophy of the Company and the policy of the Committee to make a high proportion of Executive Officer compensation dependent on annual performance, on long-term performance and on enhancing stockholder value. Executive Officer compensation has both short-term and long-term components. Short-term components include base salary and annual incentive compensation. The long-term component includes stock option grants under the Company’s Stock Option Plans. Using external surveys as a guide, the level of total compensation for Executive Officers (including the Executive Officers named in the foregoing tables) is intended to be comparable to the level of total compensation paid to executives with similar responsibilities in a peer group of companies identified by the Committee. The peer group represents a sufficient sample size to enable the Company to obtain a reading of competitive executive compensation, although it is not necessarily composed of the same companies with which the Company would compare its performance in the marketplace.

In 2003 and 2004 the Committee worked with consulting companies to conduct an extensive review of competitive executive compensation, and to insure the Company’s compensation practices align with the philosophy of performance-based compensation that enhances stockholder interests. As a result of these reviews, the Company has positioned executive compensation to be in line with the Company’s peer group and with programs that support the Company’s compensation philosophy.

For the vast majority of the Company’s managers, total compensation consists of the following components:

•	Base Salary

•	Annual incentive compensation based upon achievement of predetermined business and personal goals

•

Long-term incentive compensation in the form of stock options. Stock options require the Company’s stock price appreciation to realize benefit, directly aligning the interest of the Company’s managers with the Company’s stockholders.

U.S. based employees can also acquire Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. The plan allows participants to buy Company stock, at a discount to market price, with up to 10% of their salary (subject to limitations).

Base Salary and Annual Incentive Compensation

Executive Officer base salary is determined by comparing such Executive Officer’s base salary to that of his/her counterparts in the Company’s peer group as shown in periodic external salary surveys and validated through the compensation reviews referred to earlier. An individual salary can differ from the market, based upon the Executive Officer’s level of responsibility and performance over time. In the compensation review, the Company utilized 19 companies of comparable size that have Consumer Products as a core business. The Company targets base salaries, on average, to be a slightly lower percentage of total cash compensation (base salary plus annual incentive target), reflecting the desire to have more compensation performance related.

Annual incentive compensation for Executive Officers is awarded under the Company’s Incentive Compensation Plan and is based on both Company and individual performance. For 2004 Company performance measures were net sales growth and gross margin improvement, with targets established consistent with long-term plans. There is an earnings per share growth floor at which the established metrics would be used as guidelines, but actual payments can be zero. The incentive compensation pool may be increased or decreased from its par value depending upon the extent to which the Company’s performance surpasses or underachieves the sales and margin goals established in the annual business plan. For 2004 the Committee weighted these two metrics equally. The Committee may also consider unusual or non-recurring factors in reaching its final determination of the size of the incentive compensation pool. Each individual Executive Officer’s annual incentive compensation is determined by the Committee using a previously determined percentage of base salary for each Executive Officer modified by a factor based on the evaluation of that Executive Officer’s performance. The Committee relies heavily, but not exclusively, on these measures. It exercises subjective judgment and discretion in light of these measures and in view of the Company’s compensation objectives and policies to determine base salaries, overall incentive compensation pools and individual incentive compensation awards.

The Committee intends for annual incentive targets for Executive Officers to be slightly above the levels of comparable Executive Officers in the Company’s peer group, as described earlier. In any particular year the incentive compensation level of an Executive Officer may be higher or lower than that of peer group executives as a result of the Executive Officer’s level of achievement of specific performance-related goals or as a result of the Company’s level of performance relative to pre-determined metrics.

The base salary and incentive compensation awarded to each Executive Officer named in the foregoing tables is reflected in the Summary Compensation Table on page 17. In comparison with the Company’s peer group, base salaries plus incentive compensation, in the aggregate, paid to Executive Officers for 2004 are expected to be above the median level, reflecting the Committee’s evaluation of the strong performance of the Company and its Executive Officers during 2004. Incentive compensation paid to Executive Officers for 2004 was approximately 148% of target annual incentive value.

Long-Term Incentive and Deferred Compensation

The long-term incentive component of compensation for Executive Officers is currently in the form of stock options granted under the Company’s Stock Option Plans. The Company encourages participants in the plans to hold the shares of Company Common Stock so that participant interest will continue to be aligned with the long-term interests of the stockholders of the Company.

Stock options granted to management employees, including Executive Officers, give optionees the right to purchase shares of Company Common Stock over a ten-year period at the fair market value per share on the date of the grant. The options vest 100% on the third anniversary of the grant. The number of options granted to an Executive Officer is based on a percentage of the Executive Officer’s salary and the market price per share on the date of the grant. The Committee intends for long-term incentive awards for Executive Officers to be at the levels of comparable executive officers in the Company’s peer group. Stock options may also be granted to management employees including Executive Officers upon commencement of employment.

On June 14, 2004, options were granted to management employees, including Executive Officers, at $44.25 per share, the fair market value of the Company’s Common Stock on the date of the grant ($29.50 on a split adjusted basis).

The Internal Revenue Code of 1986, as amended, places maximum limitations on the amount of annual contributions, which may be made to tax-qualified retirement plans. Accordingly, in 1988 the Company adopted a Deferred Compensation Plan for Officers under which contributions are made for the benefit of certain Executive Officers, in such amounts, which are determined in accordance with such retirement plans but exceed these limitations. Effective December 1, 1995 the Company amended the Deferred Compensation Plan to allow for the deferral of other compensation, in whole or in part, at the discretion of each Executive Officer.

Stock Ownership Guidelines

To further link the interests of management and stockholders, the Committee and the Board approved stock ownership guidelines for the Company’s Executive Officers at the end of 2004. The holding guidelines specify a number of shares of the Company’s Common Stock that Executive Officers must accumulate and hold within five years of the effective date of the program or the date of appointment as an officer. The specific share ownership requirements are based on a multiple of base salary of 2.5X or 5X, with the higher multiple applicable to the CEO. To encourage share ownership, officers who accept up to 50% of their annual incentive in shares of the Company’s Common Stock or stock equivalents will be provided restricted shares of the Company’s Common Stock with a fair market value of 20% of the amount accepted in stock or stock equivalents.

Personal Benefits

The Company seeks to maintain an egalitarian culture in its facilities and operations. Executive Officers are not entitled to operate under standards different from other employees. The Company does not have separate parking or dining facilities, and the Company does not have programs for providing personal-benefit perquisites to Executive Officers. Health care and other insurance programs are the same for all eligible employees, with the exception of one grandfathered life insurance plan, for which new enrollment was frozen in 1998. There are no outstanding loans to Executive Officers, and since 2002 federal law has prohibited new company loans to Executive Officers.

Chief Executive Officer Compensation

Upon his hire on June 21, 2004, Mr. Craigie’s base salary was set at $650,000. Consistent with the Company’s compensation philosophy described earlier in this report, Mr. Craigie’s base salary is below the median level with respect to the Company’s peer group. His annual incentive target was set at 100% of base salary, reflecting the Committee’s desire to place significant emphasis on performance-based compensation. For 2004 his incentive target was prorated for the number of days worked during the year.

In January 2005, the Committee reviewed the 2004 performance of the Company and Mr. Craigie, and as a result, awarded Mr. Craigie a bonus of 154% of his prorated incentive target. The award reflected Mr. Craigie’s performance against objectives established for 2004, his role in the Company’s strong performance and the strength of his leadership during his tenure with the Company. Mr. Craigie’s incentive compensation award for 2004 is expected to be above the median level in comparison with the Company’s peer group based on the Company’s performance.

Upon his hire, Mr. Craigie was granted 125,000 stock options (187,500 on a split-adjusted basis) at a price of $44.715, the fair market value of the Company’s Common Stock on the date of the grant ($29.81 on a split-adjusted basis). The size of the option grant was designed to immediately provide Mr. Craigie with substantial alignment with the interests of stockholders, and in light of Mr. Craigie being hired within one week of the 2004 grant made to other management employees.

For the above grant and future stock option grants, Mr. Craigie is afforded the right to retain options for their full life (10 years) provided that his tenure with the Company exceeds five years, and that he meets predetermined thresholds of share ownership at the end of 2005 and upon reaching his fifth anniversary with the Company.

In April 2004, Mr. Davies’ base salary was increased to $800,000 as a result of the compensation studies referenced earlier. The base salary was above market median, reflective of Mr. Davies long record of outstanding performance and his tenure in the CEO position. Mr. Davies’ annual incentive target remained at 100% of base salary, reflecting the Committee’s desire to place significant emphasis on performance-based compensation. Upon Mr. Craigie’s appointment as CEO, Mr. Davies’ base salary was reduced to $300,000, but his incentive target for 2004 remained at 100% of the previous $800,000 salary.

In January 2005, the Committee reviewed the 2004 performance of the Company and Mr. Davies, and as a result, awarded Mr. Davies a bonus of 166% of his incentive target. This award reflected Mr. Davies role in the Company’s strong performance, and Mr. Davies’ achievement of numerous strategic initiatives and objectives, most notably the transition of the CEO position.

In June 2004, Mr. Davies was granted 25,000 stock options (37,500 on a split-adjusted basis) at a price of $44.25, the fair market value on the date of the grant ($29.50 on a split-adjusted basis). The size of the option grant was approximately half the amount determined by the formula described under “Long-Term Incentive and Deferred Compensation”, reflecting Mr. Davies’ imminent departure from the CEO position.

The Internal Revenue Code of 1986, as amended, limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its four other highest paid executives for amounts greater than $1 million, unless certain conditions are met. Provided that the Company’s compensation objectives are met, it is the Committee’s intention that executive compensation be deductible for federal income tax purposes.

THE UNDERSIGNED MEMBERS OF THE COMPENSATION & ORGANIZATION COMMITTEE HAVE SUBMITTED THIS REPORT TO THE BOARD OF DIRECTORS:

Robert D. LeBlanc, Chairperson

John D. Legett III

John O. Whitney

Dated: March 7, 2005

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and present fairly in all material respects the financial position of the Company.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, and has reviewed the Company’s assessment of internal control over financial reporting.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required by auditing standards.

3.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent within the meaning the listing standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the rules and regulations of the SEC.

J. Richard Leaman, Jr., Chairperson

Robert A. McCabe

Lionel L. Nowell, III

Dated: March 4, 2005

Aggregate fees billed to the Company for the 2003 and 2004 fiscal years, and other fees billed to the Company for audit services relating to, and for other services rendered during the 2003 and 2004 fiscal years by the Company’s independent auditing firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

	2004		2003
Audit Fees	$2,501,627	*	$1,051,079	**
Audit-Related Fees	$275,000		$248,486

Subtotal	$2,776,627		$1,299,565
Tax Fees(a)	$1,799,000		$365,214
All Other Fees(a)	$—		$29,850

(a)

The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountants’ independence, and has determined that these fees have not impaired such independence.

*	Includes $950,000 of fees related to Sarbanes-Oxley attestation.

**	Armkel Fees for 2003 of $835,000 were not included in this total, as Armkel was treated as an unconsolidated affiliate.

EXECUTIVE COMPENSATION

The following table sets forth information concerning annual compensation paid or accrued by the Company during each of the three fiscal years ended December 31, 2004 to, or for, each person who served as the Company’s the Chief Executive Officer during the 2004 fiscal year, and each of the next four highest paid Executive Officers of the Company who served as Executive Officers during the 2004 fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation			Securities Underlying Options(1)	All Other Compensation
James R. Craigie President and Chief Executive Officer	2004 2003 2002	$345,000 — —	$530,000 — —		$58,126 — —	(2)	187,500 — —	$36,132 — —	(5)
Robert A. Davies, III Chairman and Chief Executive Officer	2004 2003 2002	$513,135 621,000 600,000	$1,250,000 525,000 660,000		— — —		37,500 73,800 182,250	$139,379 129,000 123,392	(6)
Bradley A. Casper(3) Vice President; President, Domestic Personal Care	2004 2003 2002	$339,300 330,000 252,308	$281,800 143,400 216,000	$	— — 23,623	(4)	29,687 16,650 44,250	$46,330 38,127 17,766	(7)
Zvi Eiref Vice President Finance And Chief Financial Officer	2004 2003 2002	$345,825 333,300 322,000	$285,300 183,000 194,800		— — —		27,000 34,950 38,925	$65,699 59,302 63,633	(8)
Adrian J. Huns Vice President, President International Operations	2004 2003 2002	$172,492 — —	$614,300 — —		— — —		18,000 — —	$55,097 — —	(9)
Joseph A. Sipia, Jr. Vice President; President and Chief Operating Officer, Specialty Products Division	2004 2003 2002	$265,500 258,000 229,167	$227,800 106,600 132,600		— — —		19,050 24,750 37,500	$78,361 74,694 33,755	(10)

(1)	Options for 2002 and 2003 have been adjusted to reflect the 3 for 2 stock split on September 1, 2004.

(2)	Represents relocation expenses and temporary housing costs paid to Mr. Craigie in connection with his commencement of employment.

(3)	Mr. Casper resigned from the Company effective as of the close of business March 18, 2005.

(4)	Represents relocation expense reimbursement paid to Mr. Casper in connection with his commencement of employment.

(5)

Includes $31,280 contributed by the Company under the Company’s Profit Sharing Plan; $4,200 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $652 in premiums paid for life insurance plans.

(6)

Includes $91,374 contributed by the Company under the Company’s Profit Sharing Plan; $10,447 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $37,558 in premiums paid for life insurance plans.

(7)

Includes $43,622 contributed by the Company under the Company’s Profit Sharing Plan; $2,015 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $693 in premiums paid for life insurance plans.

(8)

Includes $49,486 contributed by the Company under the Company’s Profit Sharing Plan; $5,043 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $11,170 in premiums paid for life insurance plans.

(9)

Includes $50,826 contributed by the Company under the Company’s Profit Sharing Plan; $2,641 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $1,630 in premiums paid for life insurance plans.

(10)

Includes $74,064 contributed by the Company under the Company’s Profit Sharing Plan; $1,815 of compensation mandatorally deferred under a Deferred Compensation Agreement with the Company; and $2,482 in premiums paid for life insurance plans.

The following table sets forth information with respect to grants of stock options during the 2004 fiscal year for the Executive Officers named in the Summary Compensation Table.

OPTION GRANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

	Individual Grants (1) (2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	0%		5%	10%
James R. Craigie	187,500		18.32%	29.81	6/21/2014	$0		$3,515,128	$8,908,024
Robert A. Davies, III	37,500		3.66%	29.50	6/14/2014	0		695,715	1,763,078
Bradley A. Casper(4)	5,646	(5)	0.55%	7.59	6/01/2011	128,559	(5)	198,342	291,181
	5,646	(5)	0.55%	7,59	6/01/2012	128,559	(5)	210,401	324,585
	5,645	(5)	0.55%	7,59	6/01/2013	128,537	(5)	223,024	361,265
	12,750		1.25%	29.50	6/14/2014	0		236,543	599,447
Zvi Eiref	27,000		2.64%	29.50	6/14/2014	0		500,915	1,269,416
Adrian J. Huns	18,000		1.76%	29.50	6/14/2014	0		333,943	846,277
Joseph A. Sipia, Jr.	19,050		1.86%	29.50	6/14/2014	0		353,423	895,643

(1)

Except for the options granted to Mr. Casper that are discussed in Note 4, all options were granted under the 2003 Stock Award Plan with an exercise price per share equal to the fair market value per share on the date of grant. The options vest as to all underlying shares on the third anniversary of the grant date and terminate ten years from the date of grant. In connection with the options that expire on June 14, 2014, the option holder may exercise the options for up to three years following voluntary termination of employment (but not later than 10 years from the date of grant) if the Company does not exercise a right to terminate the holder for cause during a specified period before or after the termination, or following involuntary termination without cause if the option holder enters into a separation agreement including, among other things, a general release of the Company.

(2)

The options shown in the table were granted on June 14, 2004, with the exception of the options granted to Mr. Craigie, which were granted on June 21, 2004 in connection with his commencement of employment, and the three 5,646 share grants to Mr. Casper which were made on June 1, 2004.

(3)	In accordance with SEC regulations, these columns show gains that could accrue for the respective options assuming that the market price of the Common Stock appreciates in value from the date of grant over a period of ten years (except as noted below) at an annualized rate of 0%, 5% and 10%, respectively. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company Common Stock and overall market conditions. These amounts are not intended to forecast possible future increases, if any, in the market price of the Company’s Common Stock. In the case of Mr. Casper, the calculations with respect to the three 5,646 share grants are based on the respective seven, eight and nine year terms of the options.

(4)	Mr. Casper resigned from the Company effective as of the close of business March 18, 2005.

(5)

These grants were awarded to Mr. Casper on June 1, 2004 as a result of the merger of Armkel, LLC into the Company and in accordance with the terms of the Armkel, LLC Equity Appreciation Plan (“Armkel Equity Plan”). Under the Armkel Equity Plan, Mr. Casper was awarded Equity Appreciation Rights. Upon the merger of Armkel into the Company the awards under the Armkel Equity Plan, vested and non-vested, were paid in discounted options in Company common stock.

The following table sets forth information with respect to stock option exercises by the Executive Officers named in the Summary Compensation Table on page 17, during the 2004 fiscal year, including the aggregate value realized on the date of exercise. Also shown with respect to the listed Executive Officers are (i) the number of shares underlying exercisable and unexercisable stock options as of December 31, 2004, and (ii) the value of in-the-money options at December 31, 2004. For this purpose, the value of unexercised in-the-money options represents the difference between the exercise price of such stock options and the market price of the number of shares of Company Common Stock underlying such stock options as of December 31, 2004.

AGGREGATED OPTION EXERCISES FOR THE FISCAL YEAR

ENDED DECEMBER 31, 2004 AND OPTION VALUES

AT DECEMBER 31, 2004

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Craigie	0	0.00	0	187,500	$0	$687,188
Robert A. Davies, III	709,834	16,033,355	219,039	293,550	3,873,231	3,029,774
Bradley A. Casper	0	0.00	5,646	84,941	146,147	1,100,143
Zvi Eiref	10,000	261,288	296,150	100,875	7,042,151	945,518
Adrian J. Huns	0	0.00	0	18,000	0	71,550
Joseph A. Sipia, Jr.	0	0.00	0	116,550	0	1,275,174

(1)	Based on $33.62 per share, which was the last sale price of the Company Common Stock as reported by the New York Stock Exchange on December 31, 2004.

Employment Agreements; Change in Control Provisions

The Company entered into an Employment Agreement with Mr. Craigie on June 11, 2004 regarding Mr. Craigie’s employment with the Company as President and Chief Executive Officer. The agreement provides for an initial annual base salary of $650,000; a “sign-on” grant of stock options to purchase 125,000 shares of Company Common Stock; an annual incentive compensation bonus target of 100% of annual base salary, such bonus amount not to exceed 200% of annual base salary; and certain other benefits generally made available to executives. Under Mr. Craigie’s Employment Agreement, in the event that he is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), he will receive, during the 24 month period following such termination, an amount equal to his annual base salary subject to an offset after the first 12 month period by the amount of any income received by Mr. Craigie from other employment, and payment of a pro-rated annual incentive compensation bonus pursuant to the terms of the Employment Agreement for the year in which he is terminated. He will also be provided continued coverage under the Company’s health and life insurance employee benefit plans for the 24 month period or until such earlier time that Mr. Craigie receives comparable benefits from a subsequent employer; and he will be entitled to vesting of benefits (including Company contributions) in profit sharing and savings plans in accordance with the provisions of such plans.

Mr. Huns entered into an Employment Agreement with Armkel, LLC which was, effective upon the merger of Armkel, LLC into the Company, assumed by the Company and now relates to Mr. Huns’ employment by the Company as President, International Consumer Products. The agreement provides for a minimum base salary of $275,000 annually; an annual incentive compensation bonus target of 55% of annual base salary, such bonus amount not to exceed 110% of annual base salary; and certain other benefits generally made available to executives. In accordance with the terms of the employment agreement, and as a result of Armkel’s merger into the Company, Mr. Huns became entitled to a Change of Control Bonus equal to $1,200,000. The Change of Control Bonus is payable in three equal installments, the first of which was paid in the amount of $400,000 on July 15, 2004, the second of which will be paid on May 28, 2005 and the third of which will be paid on May 28, 2006. Under Mr. Huns’ Employment Agreement, in the event that he is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), he will receive the unpaid portions of the Change of Control Bonus not to exceed $930,000 in total. In addition, Mr. Huns will also receive an amount equal to one times his annual base salary and his target annual incentive compensation bonus for the year in which his employment terminates.

The Company entered into an Employment Agreement with Mr. Sipia on February 1, 2002 regarding Mr. Sipia’s employment with the Company as President and Chief Operating Officer of the Specialty Products Division. The agreement provides for an initial annual base salary of $250,000; an annual incentive compensation bonus target of 55% of annual base salary, such bonus amount not to exceed 110% of annual base salary; an additional 10% of compensation (base and bonus) paid in cash to the Company’s annual profit sharing program, which percentage will decrease to 7% at age 62, 4% at age 63 and 0% at age 64; an increase, until Mr. Sipia reaches 61 years of age, in the multiple of base salary (from 1.8 times to 2.1 times his annual base salary) that determines the number of stock options to be granted to him (the “Incremental Grant”); and certain other benefits generally made available to executives. Under Mr. Sipia’s Employment Agreement, in the event that he is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), at any time following his commencement of employment, he will receive the following: for the first year following his commencement of employment, 3 times his annual base salary and payment of his target annual incentive compensation bonus; for the second year following his commencement of employment, 2.5 times his annual base salary and payment of his target annual incentive compensation bonus; for the third year following his commencement of employment, 2 times his annual base salary and payment of his target annual incentive compensation bonus; for the fourth year following his commencement of employment, 1.5 times his annual base salary and payment of his target annual incentive compensation bonus and for the fifth and any subsequent years following his commencement of employment, his annual base salary and payment of his target annual incentive compensation bonus, subject to a 50% offset for any income received by Mr. Sipia during such 5-year period from a subsequent employer. If Mr. Sipia is terminated without “cause” or if he terminates his employment for “good reason,” he will also receive continued coverage under the Company health and life insurance employee benefit plans for 12 months or until such earlier time that Mr. Sipia receives comparable benefits from a subsequent employer; and he will be entitled to vesting of benefits (including Company contributions) in profit sharing and savings plans and the ability to continue vesting and exercising the stock options awarded under the Incremental Grant and Special Grant for up to three years.

Under each of the Employment Agreements for Messrs. Craigie, Huns, and Sipia: (i) “cause” is defined as the executive’s dishonesty, fraud, willful misconduct, failure to substantially perform services or breach of fiduciary responsibilities to the Company; (ii) “good reason” is defined as a decrease in base salary or target annual incentive below 55% of base salary (100% in the case of Mr. Craigie); required relocation more than 35 miles from the Company’s headquarters or current work location (45 miles in the case of Mr. Huns and 50 miles in the case of Mr. Craigie); or demotion in title, in each case following the occurrence of a “change in control”; or a material breach of the agreement by the Company; and (iii) a “change in control” is defined generally as meaning the acquisition by a person of securities having more than 50% of the voting power of the Company’s outstanding securities, a sale or other disposition of substantially all of the Company’s assets; any transaction as a result of which the stockholders of the Company do not beneficially own at least 50% of the voting power of the surviving company; or a change in the composition of the Board over any 24-month period that is not approved by two-thirds of incumbent Board members, as a result of which incumbent Board members constitute less than a majority of the Board. Under Mr. Sipia’s Employment Agreement, a sale or spin-off of the Specialty Products Division from the Company also constitutes a “change in control.”

Transactions With Management

Mr. Minton, Chairman Emeritus of the Board, retired as Chief Executive Officer and President of the Company on October 1, 1995. Effective on such date, the Company retained the services of Mr. Minton as a consultant. The term of such consulting arrangement will continue for the remainder of Mr. Minton’s life; during the term, Mr. Minton’s annual fee will not be less than $100,000. Mr. Minton’s compensation under this arrangement for 2004 was $100,000 and for 2005, the Board has determined that Mr. Minton’s compensation will also be $100,000. Mr. Minton also participates in the Compensation Plan for Directors and the Stock Option Plan for Directors, which are described above under “Corporate Governance - Compensation Plan for Directors” and Stock Option Plan for Directors. In addition, the Company has agreed to continue Mr. Minton’s medical benefits and provide office space and administrative support during the term of the consulting arrangement. The cost of these benefits, space and support was $89,586 in 2004. The Company has further agreed that outstanding stock options granted to Mr. Minton pursuant to the Company’s Stock Option Plans did not expire upon his termination of employment with the Company. Mr. Minton’s right to exercise such stock options shall continue until the end of the ten-year periods commencing on the grant dates of the respective options. This right extends only to those options received prior to his retirement as an employee of the Company and will have no effect on options Mr. Minton will receive under the Stock Option Plan for Directors.

The Company has agreed that outstanding stock options granted to Mr. Davies, Chairman of the Board and Chief Executive Officer, pursuant to the Company’s Stock Option Plans will not expire upon his termination of employment with the Company, and his right to exercise such stock options shall continue until the end of the ten-year periods commencing on the grant dates of the respective options. Mr. Davies will retire from employment with the Company on June 30, 2005. Effective July 1, 2005 he will begin participation in the Compensation Plan for Directors and will receive an annual retainer as Chairman of the Board in the amount of $120,000. He will also begin participation in the Stock Option Plan for Directors. Upon his retirement, Mr. Davies will be eligible to participate in the Company’s Retiree Medical Plan.

Proposal for the Amendment of the Restated Certificate of Incorporation of the Company

to Increase the Company’s Authorized Common Stock

from 100 Million Shares to 150 Million Shares

The Board of Directors of the Company has unanimously approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 100 million shares to 150 million shares.

The proposed amendment would amend and restate subparagraph (a) of Paragraph 4 of the Company’s Restated Certificate of Incorporation to read as follows:

FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 152,500,000 shares of two classes. 150,000,000 shares shall be Common Stock, at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.

No other provision of the Company’s Restated Certificate of Incorporation would be changed.

As of March 8, 2005, there were 63,378,667 shares of Common Stock issued and outstanding for voting purposes. In addition, on that date, there were outstanding options to purchase 5,168,489 shares of Common Stock, and convertible debentures convertible into 3,226,000 shares of Common Stock. No shares of Preferred Stock are issued and outstanding.

The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved. If the proposed amendment is approved, additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE or any stock exchange on which the Company’s securities may be listed.

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock. There will be no change in voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares may be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

The increase in the authorized but unissued shares of Common Stock that would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for this reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional Common Stock up to the total authorized number with the effect that stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional Common Stock issued.

The Board of Directors recommends a vote FOR the approval of the Amendment of the Restated Certificate of Incorporation of the Company to increase the Company’s authorized Common Stock from 100 million shares to 150 million shares.

Proposal for Adoption of the 2005 Employee Stock Purchase Plan

On March     , 2005, the Board of Directors adopted (subject to stockholder approval at the Company’s Annual Meeting) the 2005 Employee Stock Purchase Plan (the “2005 Plan”). If approved by stockholders, the 2005 Plan will be effective on July 1, 2005.

The Board believes that an employee stock purchase plan is in the Company’s best interest and therefore recommends adoption of the new 2005 Plan.

The following is a summary of certain terms of the 2005 Plan. This summary is qualified in its entirety by reference to the 2005 Plan, the full text of which is set forth as Appendix A to this proxy statement.

Purpose. The purpose of the 2005 Plan is to provide eligible employees of the Company with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions and to foster interest in the Company’s success, growth and development.

Plan Periods; Investment Limitations. The 2005 Plan will permit eligible employees to purchase Common Stock through payroll deductions during ten consecutive annual offerings, beginning on July 1, 2005 (each annual offering period, an “Offering Period”). Employee purchases will be made on a monthly basis (each monthly purchase period, a “Purchase Period”). Employees who participate in the 2005 Plan will authorize the Company to withhold from each paycheck a specific percentage of their “Base Compensation” (as defined in the 2005 Plan) subject to the following limitations: (i) no more than 10% of an employee’s Base Compensation may be withheld; and (ii) no more than $25,000 may be invested by any participant in any calendar year.

The Company will utilize participants’ accumulated payroll deductions to purchase full and fractional shares of Common Stock at the purchase price determined in accordance with the formula described below, subject to certain purchase limitations. Accumulated payroll deductions will be commingled with general assets of the Company and will not accrue interest.

Eligibility. In order to be eligible to participate in the 2005 Plan for any Purchase Period, an individual (i) must have been employed by the Company on a full-time basis for at least the six months preceding the commencement of the Purchase Period by the Company, a domestic subsidiary of the Company or a foreign subsidiary of the Company that has been authorized to participate in the Plan by the Compensation & Organization Committee (the “Committee”) and (ii) must not own five percent or more of the Company’s voting stock. For purposes of the 2005 Plan, a participant will be deemed to be employed on a full-time basis if he or she works at least 20 hours per week.

Purchase Price; Payment. Each participant in the 2005 Plan will be granted an option, effective as of the first business day of an Offering Period, to purchase as many full and fractional shares of Common Stock as he or she may be entitled to purchase with his or her accumulated payroll deductions. For any Purchase Period, shares of Common Stock will be purchased under the 2005 Plan on the Exercise Date at a price equal to 85% of the closing price of the Common Stock on the second Friday of the month in which the Exercise Date occurs. However, the purchase price cannot be less than the lesser of (i) 85% of the closing price of the Common Stock on the first trading day of the Offering Period or (ii) 85% of the closing price of the Common Stock on the Exercise Date. The term “Exercise Date” means the last business day of each Purchase Period.

Shares purchased under the 2005 Plan will be credited to and held under a stock purchase account in the participant’s name maintained by a brokerage firm or other third-party designated by the Committee. Subject to such rules and procedures as may be prescribed by the Committee, a participant may withdraw Shares in his or her Stock Purchase Account from time to time. All cash dividends paid with respect to shares of Common Stock credited to a participant’s stock purchase account will be paid directly to the participant once each quarter. A participant may elect to have such cash dividends reinvested in shares of Common Stock. Such shares shall be purchased on the open market by a brokerage firm on the behalf of the participant. Any shares purchased with dividend proceeds will not count in determining the maximum number of shares available for issuance under the 2005 Plan, nor will such shares count against the maximum number of shares that may be purchased by a participant on any Exercise Date.

Withdrawals and Reductions. A participant that has enrolled in the 2005 Plan for any Offering Period may withdraw from the 2005 Plan by delivering a withdrawal form in the manner prescribed by the Committee. Upon withdrawal, a participant’s payroll deductions under the Plan will end and any accumulated payroll deductions made prior to withdrawal will be used to purchase shares of Common Stock at the Exercise Date coincident with or following the date of withdrawal. Subject to such conditions and limitations as may be imposed by the Committee, an employee who withdraws from the 2005 Plan may, if otherwise eligible, recommence participation by filing a new payroll deduction authorization form with the Company. If a participant’s employment with the Company is terminated for any reason during a Purchase Period, the participant will be deemed to have withdrawn from the 2005 Plan and the balance in the participant’s payroll deduction account will be used to purchase shares of Common Stock at the Exercise Date coincident with or following the date of termination. As soon as administratively practicable following termination of participation as a result of the participant’s retirement, death or termination of employment, all shares of Common Stock credited to the participant’s stock purchase account will be delivered to the participant (or the participant’s estate in the event of death).

Participants may reduce the amount of their payroll deductions during a Purchase Period, but cannot reduce payroll deductions more than twice each calendar year. Participants can increase their payroll deductions beginning with the next Purchase Period.

Shares Covered by the Plan. A total of 750,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, mergers, reorganizations or similar occurrences) may be purchased pursuant to the 2005 Plan. Such shares may either be treasury shares purchased on the market by the agent appointed by the Company to administer the 2005 Plan or shares originally issued by the Company.

Administration. The 2005 Plan will be administered by the Compensation & Organization Committee. The Committee is authorized to make, administer and interpret rules and regulations determined by it to be necessary to administer the 2005 Plan. Any determination, decision or action of the Committee in connection with the interpretation, administration or application of the 2005 Plan will be binding upon all participants.

Amendment or Termination. The Company’s Board of Directors may amend or terminate the 2005 Plan at any time, but the 2005 Plan may not be amended, without prior stockholder approval, to increase the number of shares authorized for issuance or if stockholder approval is otherwise required by applicable law or regulation. In the event that the 2005 Plan is terminated prior to the last day of an Offering Period, such Offering Period shall be deemed to have ended on the effective date of such termination.

Transferability. No rights to purchase shares or to receive shares of Common Stock under the 2005 Plan may be assigned, transferred, pledged or otherwise disposed of by an employee. Such rights are not transferable by the employee otherwise than by will or the laws of descent and distribution, and are exercisable, during an employee’s lifetime, only by the employee.

No Employment Rights. The 2005 Plan does not create any right to continued employment and shall not be deemed to interfere with the Company’s right to terminate or otherwise modify an employee’s employment at any time.

Federal Income Tax Consequences. The 2005 Plan is intended to qualify as an “employee stock purchase plan”, as defined in Section 423 of the Internal Revenue Code of 1986, as amended. Under such a plan, an employee does not realize income at the time of entry into the 2005 Plan or upon the purchase of shares of Common Stock. If no disposition of the Common Stock is made within two years from the first day of the Offering Period during which the shares were purchased and one year from the date the share is purchased by the employee under the 2005 Plan, upon subsequent disposition of the stock, the employee will realize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock at the time of disposition over the purchase price or (b) the excess of the fair market value of the stock at the time the option was granted over the exercise price. Any excess of appreciated value is considered a capital gain. In order to qualify for capital gains tax treatment, the employee must hold the stock to a date that is more than two years from the first day of the Offering Period during which the shares were purchased and one year from the date of purchase. If these holding requirements are met, the Company is not entitled to any deduction for tax purposes. On the other hand, if the employee does not meet the holding period requirements, the employee realizes at the time of disposition ordinary income to the extent of the difference between the price paid for the shares and the fair market value on the purchase date, irrespective of the price at which the employee disposes of the shares, and an amount equal to such ordinary income is deductible by the Company in the year of the disposition.

Directors who are not employees will not be eligible to participate in the 2005 Plan. The benefits that will be received under the 2005 Plan by the current Executive Officers of the Company and by all eligible employees are not currently determinable. The Company estimates that approximately 2,417 employees of the Company and its subsidiaries will be eligible to participate upon commencement of the first Offering Period of the 2005 Plan.

On March 8, 2005, the Company’s Common Stock closed at $35.64 per share on the New York Stock Exchange.

DISCLOSURE OF EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2004

The following table provides information on all existing Equity Compensation Plans as of December 31, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a)
Equity Compensation Plans Approved by Stockholders:
1983 Stock Option Plan	967,429	$8.0543	0
2003 Stock Award Plan (formerly known as Amended and Restated 1998 Stock Option Plan)	3,902,657	20.3919	3,745,585
Directors Plan	526,500	18.2145	723,000

Vote Required

The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required for approval of the 2005 Plan.

The Board of Directors recommends a vote FOR the approval of the 2005 Plan.

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2005. In accordance with the Company’s past practice, this selection will be presented to the stockholders for ratification at the meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of the Company’s auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the stockholders. Deloitte & Touche LLP has served as auditors of the Company since 1969.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, or if a stockholder is receiving multiple copies of the proxy statement and wishes to receive only one, such stockholder should notify his/her broker if such shares are held in a brokerage account or the Company’s transfer agent, Computershare Investor Services LLC, 2 N. LaSalle St., Chicago, Illinois 60602, if such shares are registered in the name of the stockholder

COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN

AMONG COMPANY, S&P 500 INDEX AND THE HOUSEHOLD PRODUCTS INDEX(1)

LINE GRAPH

The following line graph compares the yearly change in the cumulative total stockholder return on the Company Common Stock for the past ten fiscal years with the cumulative total return of the S&P 500 Index and the Household Products Index described more fully below. The returns are indexed to a value of $100 at December 31, 1999. Dividend reinvestment has been assumed.

	Cumulative Total Return
	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
Church & Dwight Co., Inc.	30.92	32.49	41.02	51.16	66.58	100.00	84.64	102.48	118.22	155.29	199.26
S&P 500 Index	28.48	39.18	48.18	64.25	82.62	100.00	90.90	80.09	62.39	80.29	89.03
Household Products Index	27.99	39.14	50.36	70.82	83.60	100.00	84.50	82.52	84.34	98.14	110.28

(1)	The S&P 500 Household Products Index consists of Clorox Company, Colgate Palmolive Co., Procter & Gamble Company and Kimberly-Clark Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s Directors, its Executive Officers, and persons holding more than ten percent of the Company Common Stock are required to report their initial ownership of the Company’s Common Stock and any changes in such ownership to the Securities and Exchange Commission. To the Company’s knowledge, based on information furnished to the Company, all of these filing requirements were satisfied for 2004, except that Mr. Leggett inadvertently filed one late report, relating to a single transaction

Other Business

The Company is not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their judgment on such matters.

Stockholder Proposals

Any proposals submitted by stockholders for inclusion in the Company’s proxy statement and proxy for the 2006 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices (to the attention of the Secretary) no later than December 1, 2005 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In connection with any proposal submitted by stockholders for consideration at the 2006 Annual Meeting of Stockholders, other than proposals submitted for inclusion in the Company’s proxy statement and proxy, the persons named in the enclosed form of proxy may exercise discretionary voting authority with respect to proxies solicited for that meeting, without including advice on the nature of the matter and how such persons intend to vote on the proposal, if appropriate notice of the stockholder’s proposal is not received by the Company at its principal executive offices by February 14, 2006.

ANNUAL REPORT AND FORM 10-K

THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR 2004, INCLUDING FINANCIAL STATEMENTS, IS BEING FURNISHED, SIMULTANEOUSLY WITH THIS PROXY STATEMENT, TO ALL STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 11, 2005, THE RECORD DATE FOR VOTING AT THE ANNUAL MEETING. A COPY OF THE COMPANY’S ANNUAL REPORT AND FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS THERETO, WILL BE PROVIDED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO CHURCH & DWIGHT CO., INC., 469 NORTH HARRISON STREET, PRINCETON, NEW JERSEY, 08543-5297 ATTENTION: SECRETARY. THE FORM 10-K PROVIDED TO STOCKHOLDERS WILL INCLUDE A LIST OF EXHIBITS TO THE FORM 10-K. COPIES OF EXHIBITS WILL BE FURNISHED TO STOCKHOLDERS UPON WRITTEN REQUEST AND UPON PAYMENT OF REPRODUCTION AND MAILING EXPENSES.

By Order of the Board of Directors,

SUSAN E. GOLDY
Vice President, General Counsel and Secretary

Princeton, New Jersey

April 1, 2005

APPENDIX A

CHURCH & DWIGHT CO., INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of The Church & Dwight Co., Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of the Company (as defined below), its domestic subsidiaries and such foreign subsidiaries as may be authorized to participate in the Plan by the Committee (as defined below) with an opportunity to purchase shares (“Shares”) of the Company’s common stock, $1.00 par value per share, through annual offerings to be made in accordance with the directions of the Committee, as well as to foster interest in the Company’s success, growth and development. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions. The following terms shall have the following meanings:

(a) “Base Compensation” means a Participant’s actual salary and wages from the Employer, excluding incentive compensation, bonuses and other special payments, except to the extent that the inclusion of any such items is specifically approved by the Committee for purposes of the Plan, but including overtime and any compensation reduction amounts which are excludable from the Participant’s W-2 earnings pursuant to Section 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B) of the Code. A Participant’s Base Compensation shall not include any non-cash incentive compensation (such as any compensation attributable to the grant, vesting, exercise or disposition of stock options, participation in this Plan or any other employee stock purchase plan or the sale or other disposition of shares acquired under any stock option, this Plan or any other employee stock purchase plan), attendance, relocation and sign-on bonuses, unused vacation payments, mortgage interest differential, moving expenses, deferred compensation (either at the time of deferral or at the time of distribution), any amount includible in a Participant’s income as a result of making an election under Section 83(b) of the Code, transportation and car allowances, business expense reimbursements, and any income attributable to taxable employee benefits and/or fringe benefits. Solely for purposes of this Plan, “Base Compensation” consisting of an elective cash or deferred contribution or a salary reduction contribution shall be deemed to be received by the Participant on the date on which the contribution would have been paid to the Participant but for the Participant’s election.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Compensation and Organization Committee of the Board, or any other committee of members of the Board appointed by the Board, authorized under Section 11 to administer the Plan and to perform the functions assigned to the Committee under the Plan.

(d) “Company” means Church & Dwight Co., Inc., and any successor thereto.

(e) “Employer” means the Company, each of its domestic Subsidiaries and any foreign Subsidiary that is designated as a participating company in the Plan by the Committee.

(f) “Employee” means, with respect to any Purchase Period, any person, including an officer, whose customary employment with an Employer is 20 hours or more per week during the six month period prior to the commencement of such Purchase Period.

(g) “Exercise Date” means the last business day of each Purchase Period.

(h) “Fair Market Value” means, as of any date, (a) if the Shares are quoted on the NYSE on such date, the closing price of the Shares on NYSE on such date or, if no such closing price is reported on such date, the closing price of the Shares on the NYSE on the next preceding trading day on which such closing price is reported, or (b) if the Shares are listed on a different national securities exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ) or on such date, the closing price of the Shares on NASDAQ or such exchange on such date, or, if no such closing price is reported on such date, the closing price of the Shares on NASDAQ or such exchange on the next preceding trading day on which such closing price is reported. In the event that Shares are not quoted on the NYSE or listed on a national securities exchange on a date on which “Fair Market Value” is to be determined pursuant to the Plan, then “Fair Market Value” shall mean the fair market value of one Share as determined by the Committee in good faith.

(i) “NYSE” means the New York Stock Exchange.

(j) “Offering Date” means the first business day of each Offering Period. The Offering Date is the grant date for the options offered in such Offering Period.

(k) “Offering Period” means a twelve (12) month period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 4. Subject to the the approval of the Plan by the stockholders of the Company, the first Offering Period shall commence on July 1, 2005 and continue until June 30, 2006.

(l) “Parent” means a “parent corporation” as that term is defined by Section 424(e) of the Code.

(m) “Participant” means an Employee who has agreed to participate in an Offering Period hereunder and has met the requirements of Sections 3 and 5 hereof.

(n) “Payroll Deduction Account” means an account described in Section 6(b).

(o) “Purchase Period” means each calendar month during each Offering Period.

(p) “Subsidiary” means a “subsidiary corporation” as that term is defined by Section 424(f) of the Code.

3. Eligibility.

(a) Any Employee shall be eligible to participate in the Plan as of the first day of the Purchase Period coincident with or next following his or her completion of six months of continuous service with one or more Employers, subject to the limitations set forth in Section 3(b) hereof.

(b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan:

(i) if, immediately after the grant, such Employee would own Shares, and/or hold outstanding options to purchase Shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

(ii) that permits him or her rights to purchase Shares under the Plan which, when aggregated with his or her rights to purchase Shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Parent or Subsidiary, exceeds $25,000 in Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which the option is outstanding.

4. Offering Periods. Subject to the last sentence of this Section 4, on the first day of each Purchase Period, commencing with the Purchase Period beginning on the Offering Date, the Company will make an offering to Employees to purchase Shares under the Plan. Notwithstanding any provision hereunder to the contrary, no offering shall be made pursuant to the Plan unless and until the Shares issuable under the Plan are registered under all applicable securities laws.

5. Participation. An Employee who will be, on the first day of any Purchase Period, eligible to participate in the Offering Period that includes such Purchase Period in accordance with Section 3 hereof, may so participate by completing and submitting to the Company’s applicable Human Resources location (or such other designee as established by the Committee) prior to the commencement of such Purchase Period, a written authorization of payroll deductions on a form provided by the Committee. Payroll deductions for an Employee who has timely submitted such a written authorization shall commence on the first payday within such Purchase Period and shall end on the last payday during such Purchase Period, unless sooner terminated as provided herein. A Participant who has enrolled in the Plan with respect to a particular Purchase Period shall automatically be deemed to have re-enrolled in the Plan for the immediately following Purchase Period at the payroll deduction rate in effect immediately prior to the commencement of each such subsequent Purchase Period unless (i) the Participant withdraws from the Plan in accordance with Section 9, or (ii) prior to the commencement of a new Purchase Period, the Participant advises the Company’s applicable Human Resources location (or such other designee as established by the Committee) in writing that he or she desires to change his or her payroll deduction rate for such new Purchase Period.

6. Payroll Deductions.

(a) At the time an Employee files his or her authorization for a payroll deduction, he or she shall elect to have deductions made from such Employee’s pay on paydays during the Purchase Period at a rate not to exceed 10% of such Employee’s Base Compensation.

(b) All payroll deductions shall be maintained by the Company in a Payroll Deduction Account for each Participant. Payroll Deduction Accounts shall be mere bookkeeping entries on the Company’s books and records. Amounts credited to Payroll Deduction Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest or other earnings shall be paid or credited with respect to payroll deductions or any amounts accumulated in or credited to a Participant’s Payroll Deduction Account.

(c) A Participant may, at any time during a Purchase Period, decrease (but not increase until the next Purchase Period) the amount authorized to be deducted from such Participant’s pay. Authorizations to reduce the amount of payroll deductions shall be made on forms provided by the Committee and shall be effective as soon as administratively practicable after the pay period in which the authorization form is submitted to the applicable Human Resources location (or such other designee as established by the Committee). A Participant may reduce his or her payroll deductions only twice per calendar year.

(d) A Participant’s payroll deduction authorization shall remain in effect for successive Offering Periods unless changed or terminated as provided herein.

7. Granting of Option. Subject to Section 8, each Employee participating in any Offering Period under the Plan will be granted an option, effective as of the Offering Date of such Offering Period, to purchase as many full and fractional Shares as he or she may be entitled to purchase with the payroll deductions credited to his or her Payroll Deduction Account during such Employee’s participation in that Offering Period.

8. Exercise of Option.

(a) On each Exercise Date during any Offering Period, the Payroll Deduction Account of each Participant shall be totaled and the purchase price determined. The purchase price for each Share to be purchased on each Exercise Date during an Offering Period will be eighty-five percent (85%) of the closing price on the second Friday of the month in which the Exercise Date occurs. In the event that no sales are made on the second Friday of the month, then the purchase price will be eighty-five percent (85%) of the closing price on the next preceding day on which sales are transacted. In no event, however, will the purchase price be less than the lesser of: (1) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for such Offering period, or (2) eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date.

(b) On the Exercise Date the Employee shall be deemed to have exercised his/her option to purchase a number of full and fractional Shares determined by dividing the amount in such Participant’s Payroll Deduction Account by the option price and the Participant’s Payroll Deduction Account shall be charged for the amount of the purchase. Notwithstanding any provision to the contrary contained herein, no Employee shall be permitted to purchase more than 1000 Shares on any Exercise Date (as such number may be adjusted from time to time by the Committee to give effect to the types of transactions described in Section 14).

(c) In the event that as of any Exercise Date, Participants have elected to exercise options exceeding the maximum number of Shares available for sale under Section 10 of the Plan, then (i) the number of Shares with respect to which each Employee shall be deemed to have exercised his or her option with respect to such Exercise Date shall be reduced on a pro rated basis so that the total number of Shares with respect to such Exercise Date for which all Participants shall be deemed to have exercised options shall approximate as closely as possible, but shall not exceed, such maximum number of Shares and (ii) the purchase price applicable to the Shares that would have been purchased but for this Section 8(c) shall be returned to Participants without interest.

9. Withdrawal.

(a) An Employee may at any time and for any reason withdraw from further participation in an Offering Period by giving written notice to the Company’s applicable Human Resources location (or such other designee as established by the Committee) in such manner as prescribed by the Committee. Upon such withdrawal, no further payroll deductions shall be made for that Offering Period for such Employee. However, any balance credited to the Employee’s Payroll Deduction Account will be applied toward the purchase of Shares on the Exercise Date coincident with or next following the date of such withdrawal. Subject to such requirements or conditions as may be imposed by the Committee, the Employee may, if otherwise eligible, thereafter begin participation again by filing a new payroll deduction authorization form with the Company’s applicable Human Resources location (or such other designee as established by the Committee).

(b) An Participant’s withdrawal will not have any effect upon his or her eligibility to participate in any subsequent Offering Period under this Plan.

(c) In the event that a Participant’s employment with the Company is terminated for any reason during a Purchase Period, such Employee shall be deemed to have withdrawn from the Plan at such time. Any balance credited to the Participant’s Payroll Deduction Account will be applied toward the purchase of Shares on the Exercise Date coincident with or next following the date of such Participant’s termination of employment.

10. Stock.

(a) The Shares to be sold to Participants under the Plan are to be, in the Committee’s discretion, either authorized and unissued Shares or treasury Shares; provided, however, that in the event that the Committee fails to make such a determination with respect to a particular Purchase Period, all Shares to be purchased with respect to such Purchase Period shall be authorized and unissued Shares. The maximum number of Shares which shall be made available for sale under the Plan during all Offering Periods shall be 750,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 14 hereof.

(b) None of the rights or privileges of a stockholder of the Company shall exist with respect to Shares purchased under the Plan unless and until certificates representing such Shares shall have been issued and delivered to or for the benefit of the applicable Participant.

(c) Shares purchased under the Plan by a Participant will be credited to and held under a Stock Purchase Account in the Participant’s name maintained by such brokerage or other third-party firm as is designated by the Committee. Any and all stock dividends with respect to Shares credited to a Participant’s Stock Purchase Account shall be paid directly to each Participant. A Participant may, by notice to the Company’s applicable Human Resources location (or such other designee as established by the Committee) elect to have such cash dividends reinvested in Shares. Any Shares purchased with such dividend proceeds shall be purchased on the open market by such brokerage firm on the Participant’s behalf and such Shares shall not count in determining the maximum number of Shares available for issuance under the Plan under Section 10(a), nor shall such Shares count against the maximum number of Shares that may be purchased by a Participant under Section 8(b). Subject to such restrictions, limitations and procedures as may be prescribed by the Committee, a Participant may withdraw Shares in his or her Stock Purchase Account from time to time. As soon as administratively practicable following termination of participation pursuant to Section 12, all Shares credited to the Participant’s Stock Purchase Account shall be delivered to the Participant (or the Participant’s estate in the event of his or her death), except to the extent that the Participant (or the Participant’s estate in the event of his or her death) elects to have such Stock Purchase Account paid in cash.

11. Administration. The Plan shall be administered by the Committee. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Employees and any and all persons claiming under or through any Employee. The Committee may retain the services of an outside firm to serve as its agent in administering the Plan on a day-by-day basis. No member of the Board or the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Board or the Committee in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

12. Rights on Retirement, Death or Termination of Employment In the event of a Participant’s retirement, death, or termination of employment, no payroll deductions shall be taken from any pay due and owing to him/her beyond the date of retirement, death, or termination of employment and the balance in his/her Payroll Deduction Account be applied toward the purchase of Shares on the Exercise Date coincident with or next following the date of such Participant’s termination of employment.

13. Transferability. No rights with regard to the exercise of an option or with regard to receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by an Employee. Options granted under the Plan are not transferable by such Employee otherwise than by will or the laws of descent and distribution, and are exercisable, during an Employee’s lifetime only by such Employee.

14. Changes in Capitalization. Subject to any required action by the stockholders of the Company, if any change is made in the Shares subject to the Plan, or subject to an option hereunder, effected without the receipt of consideration by the Company (through merger, consolidation, exchange of shares, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the maximum number of Shares which shall be available for sale under the Plan, the maximum number of Shares which each Participant may purchase on each Exercise Date, as well as the price per Share and number of Shares covered by each option under the Plan which has not yet been exercised shall be appropriately adjusted by the Committee. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

15. Government Regulations. The Company’s obligations to sell and deliver Shares under the Plan are subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

16. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

17. No Effect Upon Benefits. Neither the grant nor the exercise of any option hereunder will affect the benefits under any benefit plan of the Company, and no amount or benefit granted or received hereunder shall be considered compensation for any purposes of any other benefit plan or program of the Company.

18. Trading Policy Restrictions. Option exercises under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Committee.

19. Effective Date. The Plan shall become effective on July 1, 2005 (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company. No purchases of Shares shall occur pursuant to the Plan prior to the date that such stockholder approval is obtained. The Plan shall continue from the effective date until the earlier to occur of (i) the termination of the Plan by the Board pursuant to Section 20(b), or (ii) the issuance of all Shares reserved for issuance under the Plan, or (iii) ten years from the Effective Date.

20. Amendment or Termination.

(a) The Board may at any time, and from time to time, amend the Plan. However, no amendment shall be effective unless it receives the requisite approval of the stockholders of the Company if such approval is required to comply with Section 423 of the Code or with any other applicable law or regulation.

(b) The Board may terminate the Plan at any time. In the event that the Plan is terminated prior to the last day of a Purchase Period, such Purchase Period shall be deemed to have ended on the effective date of such termination and there shall be no subsequent Purchase Periods thereafter.

(c) The Board reserves the right to shorten or suspend any Purchase Period in advance of the dissolution or liquidation of the Company, or of a merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving company, or of the sale of all or substantially all of the property or stock of the Company to an unrelated person or entity.

21. Equal Rights and Privileges. All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 21 shall take precedence over all other provisions in the Plan.

22. Governing Law. Without regard to conflict of law principles, the laws of the State of New Jersey will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

CHURCH & DWIGHT CO., INC.

ANNUAL MEETING OF STOCKHOLDERS—MAY 5, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints ROSINA B. DIXON, JOHN D. LEGGETT, III and DWIGHT C. MINTON, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the Undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, the 5th day of May, 2005 at the HYATT REGENCY PRINCETON, 102 Carnegie Center, Route 1 North, Princeton, New Jersey 08540 at 11:00 a.m., and at all adjournments or postponements thereof, subject to the directions indicated on this proxy card:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of Directors.

Nominees:
FOR all nominees at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right	James R. Craigie Robert A. Davies, III Rosina B. Dixon Robert D. LeBlanc Lionel L. Nowell, III
[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.

2. Approval of an Amendment of the Company’s Restated Certificate of Incorporation to increase the Company’s authorized Common Stock from 100 million shares to 150 million shares.

FOR [    ]            AGAINST [    ]            ABSTAIN [    ]

3. Approval of the Company’s 2005 Employee Stock Purchase Plan.

FOR [    ]            AGAINST [    ]            ABSTAIN [    ]

4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm to audit the Company’s 2005 consolidated financial statements.

FOR [    ]            AGAINST [    ]            ABSTAIN [    ]

5. On other matters may properly be brought before the meeting or any adjournments or postponements thereof.

IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(continued on reverse side)

I PLAN TO ATTEND MEETING	☐

Your vote is important. Remember, Internet and telephone voting are available.

Dated , 2005

Signature

Signature

Please sign exactly as name appears hereon. Where shares are held jointly, each holder should sign. Executors, administrators, trustees and others signing in a representative capacity should so indicate. If a signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.